                                                        Exhibit 10.2

                   AMENDMENT TO THE DEVARAJAN S. PUTHUKARAI
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                              OF DECEMBER 8, 1997



     This Amendment is made and entered into as of this 12th day of February, 1999, by and between The Music Connection Corporation, a Delaware corporation (the "Company") and Devarajan S. Puthukarai (the "Employee") (the "Agreement").

     WHEREAS, the Company and the Employee are parties to that certain Amended and Restated Employment Agreement of December 8, 1997 (the "Employment Agreement"); and

     WHEREAS, the Company and the Employee desire to amend that certain Employment Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, such parties, intending to be legally bound, covenant and agree as follows:

     1.   Amendment.  The Employment Agreement is amended so as to provide that
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the Employee's duties, as defined in Section 3(a) of the Employment Agreement, shall include employment on a full time basis to serve as President, Co-Chief Executive Officer and Chief Operating Officer of the Company.

     2.   Authorizing Actions.  Each party agrees promptly to do all things and
          --------------------
take all actions as may be necessary or desirable to authorize and facilitate the performance of this Agreement.

     3.   Counterparts. This Agreement may be executed in counterparts, each of
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which when so executed and delivered shall constitute an original, but all of such counterparts taken together shall constitute one and the same instrument.

     4    Entire Agreement.  This Agreement together with the Employment
          -----------------
Agreement represents the entire understanding of the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, negotiations and discussions, whether written or oral, between the parties with respect to the subject matter hereof.

     5.   Governing Law.  The validity of this Agreement, its interpretation and
          --------------
construction shall be governed by the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws.

     6.   Amendment.  This Agreement may modified only by a written instrument
          ---------
signed by each of the parties hereto.

     7.   Recitals.  The Recitals to this Agreement are incorporated herein and
          --------
made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



                                        THE MUSIC CONNECTION CORPORATION



                                        By: /s/ Robert P. Bernardi
                                            ------------------------------------
                                            Robert P. Bernardi
                                            Chairman and Chief Executive Officer


                                        EMPLOYEE



                                        By: /s/ Raju Puthukarai
                                           -------------------------------------
                                           Raju Puthukarai

                            Devarajan S. Puthukarai
                   Amended and Restated Employment Agreement


     AGREEMENT by and between The Music Connection Corporation, a Delaware corporation (herein called the "Company") and Devarajan S. Puthukarai (herein called the "Employee").

                                  WITNESSETH:

     The parties entered into Employment Agreements, dated April 14, 1997, which the parties now desire to amend and restate in its entirety as follows:

     For and in consideration of the mutual promises and covenants herein contained, the parties hereto mutually agree as follows:

Section 1. Employment. The Company hereby employs the Employee for the term of five (5) years and upon the terms and conditions hereinafter set forth the Employee hereby accepts such employment and agrees to perform services for the Company, as provided in this Agreement. In the event that Rho Management exercises all of its Series B Warrants (other than those that may be assigned to Employee and/or Robert Bernardi), then the Employee agrees that the term of employment shall be three (3) years from the date hereof.

Section 2. Term. Subject to the second sentence of Section 1, the Employee's employment hereunder shall be for a term commencing on December 8, 1997 and continuing through and including December 7, 2002, renewable automatically from year to year thereafter unless either the Company or the Employee provides the other with written notice of non-renewal at least 90 days prior to the expiration of the initial term or of any renewal term.

Section 3.  Duties; Control and Direction by Board of Directors.

     Section 3(a). Duties. Employee shall be employed on a full time basis to serve as President and Chief Operating Officer of the Company. As such, the Employee (i) shall assist the Company in the development of all phases of the Company's operating activities and (ii) shall perform such other appropriate executive duties as from time to time may be assigned to him by the Board of Directors of the Company. The Company intends to maintain an office in New York City out of which the Employee shall work. In the event that the Company does not maintain an office in New York City, the Employee shall work out of his home. Unless the Employee otherwise consents, the Employee shall not be required to work out of any office outside of the New York metropolitan area.

     Section 3(b). Rules and Regulations. The Employee shall comply with all Company rules and regulations applicable to the executive employees of the Company or to its employees generally and with all Company policies established by the Board of Directors.

Section 4. Extent of Services. During the term of this Agreement, the Employee shall devote substantially all of his time and his best efforts to the business of the Company and the furthering of its interests and to the discharge of his duties, functions and responsibilities hereunder.

Section 5. Compensation. As compensation during the term of the Employee's employment hereunder, the Company shall pay to the Employee, and the Employee shall accept, a salary at the rate of $250,000 per annum, or at such higher rate as the Compensation Committee of the Board of Directors (the "Compensation Committee"), after periodic review, at its option and in its sole discretion, may fix. The Employee will also receive an annual bonus based on the performance of the Employee. Such bonus will be determined annually by the Compensation Committee, but shall not be less than $100,000 to be paid pro-rata on a quarterly basis.

Section 6. Fringe Benefits. The Company agrees to maintain a $1,000,000 term life insurance policy on the life of the Employee. Such policy shall be owned by the Company and the Employee, and the Employee shall designate the beneficiary or beneficiaries under the policy. Furthermore, the Employee shall have the right to participate, on the same terms and subject to the same conditions, limitations, restrictions and requirements as the executive employees of the Company in such medical, health, insurance, pension, profit sharing, stock option and other plans, if any, as the Company may from time to time provide for the benefit of its employees and in which executive employees of the Company are eligible to participate.

Section 7. Expenses. The Employee is authorized to incur reasonable expenses in performing services for and in promoting the business of the Company, including expenses for business entertainment and travel. The Company shall promptly reimburse the Employee for such expenses provided that the Employee presents an itemized statement of the same together with such supporting vouchers as the Company may from time to time require and are normally available.

Section 8. Proprietary Information Agreement. On or prior to the date hereof the Employee shall have executed and delivered to the Company a Proprietary Information Agreement in the form annexed hereto as Exhibit A.

Section 9. Insurance. The Employee agrees to submit to the usual and customary medical examinations and otherwise cooperate with the Company in its procurement of such insurance policies on the Employee's life as the Company may desire. If at any time in the Employee's lifetime the Employee ceases to be employed by the Company, then the Company shall promptly, if requested by the Employee and subject to the applicable regulations of the insurance company or companies concerned, transfer, assign and deliver to the Employee, upon payment of the then cash surrender value thereof, if any, any and all insurance policies on the life of the Employee then held and/or owned by the Company. Premiums shall be adjusted to the date of such transfer, assignment and delivery.

Section 10. Participation in Competing Business. During the period beginning on the date of this Agreement and ending one year following the expiration of the term of this Agreement (the "Non-Competition Period"), Employee shall not without the prior written consent of the Company: (i) call upon any customer or business prospect of the Company for the purpose of soliciting or selling similar services in competition with the Company's business (for the purposes of this section, the term "customer" shall mean any past or present customer with whom the Company is conducting business or has conducted business within the immediately preceding one-year period, the term "business prospect" shall mean any past or present business prospect with respect to the Company's business which the Company is soliciting or has actively solicited within the immediately preceding one-year period and the term "Company's business" shall mean the online custom compilation of music; (ii) call upon any employee of the Company for the purpose or with the intent of enticing the employee away or out of the employ of the Company for any reason whatsoever; and (iii) be the owner of more than five (5%) of the outstanding capital stock of any U.S. publicly traded corporation, or an officer, director or employee of any corporation which is engaged in the Company's business within the United States.

Section 11. Termination of the Agreement and of the Employee's Employment Hereunder.

     Section 11(a). Termination for Cause by the Company. The Company shall have the right to terminate this Agreement and Employee's employment hereunder at any time for cause (as defined in Section 18 hereunder) upon written notice of such termination specifying the reasons therefor. In the event of such termination for cause, the Employee shall be entitled to receive accrued salary and minimum guaranteed bonus as of the date of termination.

     Section 11(b). Termination Without Cause by the Company or for Good Reason by the Employee. In the event that:

     (1) the Company terminates this Agreement and the Employee's employment hereunder without cause, that is, for any reason other than "cause" (as defined in Section 18 hereof), death or incapacity; or

     (2) the Employee terminates this Agreement for "Good Reason" (as defined in Section 18 hereof); then, in either such case: the Employee shall receive from the Company as of the effective time of such termination: (i) all Employee's accrued salary and bonuses and the Employee's accrued benefits through the date of such termination; and (ii) a sum equal in the aggregate to the full amount, discounted by three percent (3%) of (a) the salary which the Employee would have received and the benefits which the Employee would have received, at the average rate or rates in effect during the six-month period immediately prior to termination, and (b) the annual bonus which the Employee would have received, at the rate of the minimum guaranteed bonus, as provided in
Section 5 hereof. With respect to both (a) and (b), the Employee's employment under this Agreement continued for the full initial term or renewal term thereof, as the case may be, as provided in Section 2 hereof. For purposes of the immediately preceding sentence, the remaining full initial term or the remaining renewal term, as provided in Section 2 hereof, shall not be less than 12 months. The Employee shall not be required to mitigate the amount of any payments provided for in this Section 11(b) by seeking other employment or otherwise, and any such employment, if obtained, shall not be deemed to mitigate such amount nor shall Employee be obligated to resell to the Company any shares of the Company's stock the Employee may own.

Section 12.  Termination by Reason of Death or Incapacity of the Employee.

     Section 12(a).  This Agreement will terminate upon the Employee's death.

     Section 12(b).  Incapacity:

     (i) In the event Employee, during the term of employment, shall fail substantially to perform his duties hereunder for a period of six
            (6) consecutive months because of illness or other incapacity, he shall, upon the furnishing by a physician (acceptable to both Company and Employee or his family) of a written statement that Employee is totally incapacitated or that it would be unsafe or unwise for serious health reasons for Employee to perform his duties hereunder, be deemed to be totally incapacitated. In the event a physician cannot be located who is acceptable to both parties, each shall select a physician who shall together select a third, whose decision shall be final. In the event of a dispute or inability to select a third, a physician shall be selected by the American Arbitration Association, and such physician's decision shall be final.

     (ii) If Employee shall be deemed totally incapacitated as set forth above, the Company, unless this Agreement shall have earlier terminated, may at its option, by giving the Employee written notice of its intention to do so, terminate Employee's employment hereunder effective as of the end of the calendar month in which such notice is given, and the Company shall pay the Employee prior to the effective time of such termination a sum equal in the aggregate to an additional twelve (12) months' base salary, less any amounts the Employee receives through disability policies maintained by the Company.

     (iii) In the event Employee shall not have been deemed totally incapacitated as provided above, but shall have failed as a result of temporary incapacitation to perform his duties hereunder for an aggregate of more than twelve (12) months in any period of twenty-four (24) consecutive months, the Company may at its option, by giving the Employee written notice of its intention to do so, terminate Employee's employment hereunder effective as of the end of the calendar month in which such notice is given, and the Company shall pay the Employee prior to the effective time of such termination a sum equal in the aggregate to an additional twelve
            (12) months' base salary, less any amounts the Employee receives through disability policies maintained by the Company.

Section 13. Severance. In the event that the Company elects not to renew the Employee's contract as specified in Section 2 of this Agreement, then the Employee shall be entitled to receive from the Company at the effective time of such termination a one year severance equal to the Employee's base salary and benefits in effect immediately prior to termination.

Section 14. Effect of Termination. The provisions of Sections 5 and 7 (as to amounts owing prior to termination), 8, 10, 11, 12 and 15 through 22 shall survive the termination of this Agreement.

Section 15. Medical Examination. The Employee shall be required to have a medical examination annually by a physician acceptable to the Company and at the Company's cost the results of which shall be submitted to the Company.

Section 16. Waiver of Breach. Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by such party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions breached or with respect to which such default occurred.

Section 17. Notices. All notices and other communications required or permitted hereunder shall be in writing and may be personally delivered, deposited in the United States mail (first class postage prepaid, return receipt requested), sent by nationally recognized overnight courier service, transmitted by telecopier or telex, or sent by a private messenger or carrier which issues delivery receipts, addressed to the party for whom they are intended at the following addresses:

Address for the Company:           Chairman
                                   The Music Connection Corporation
                                   250 Exchange Place, Suite A
                                   Herndon, Virginia 20170

Address for the Employee:          36 Stoney Brook Rd
                                   Holmdel, New Jersey 07733

Such notices and other communications shall be deemed effective upon receipt. The above addresses may be changed by notice given pursuant to this Section 17.

Section 18. Definitions. As used in this Agreement:

Person. The term "person" shall mean and include any individual, partnership, firm, corporation, trust, unincorporated organization, or joint venture.

Cause. The term "cause" for termination by the Company of this Agreement and of Employee's employment shall mean (i) such act or omission to act, or series of acts or omissions to act, or course of conduct of the Employee that would constitute willful or criminal misconduct or (ii) Employee's breach of Sections 4, 8 or 10 under the Agreement.

Good Reason. The term "Good Reason" for termination by the Employee of this Agreement and of Employee's employment hereunder shall mean a failure by the Company to comply with any material provision of this Agreement where such noncompliance has not been cured by the Company within thirty (30) days after the giving of written notice thereof by the Employee to the Company.

Section 19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or render unenforceable any other provisions of this Agreement.

Section 20. Binding Effect. The rights and obligations of the Company and the Employee under this Agreement shall inure to the benefit of and be binding upon them and their respective successors and assigns. This Agreement shall be binding upon the Employee and except that the Employee may not delegate his obligations hereunder, shall inure to the benefit of the Employee and his heirs, executors and administrators.

Section 21. Governing Law. This Agreement shall be governed by, and construed under and in accordance with, the laws of the Commonwealth of Virginia.

Section 22. Entire Agreement. This instrument embodies the entire agreement and understanding by and between the parties hereto and supersedes all prior agreements (written or oral), arrangements and discussions between the parties, with respect to the subject matter hereof. This Agreement may not be changed, modified or amended in whole or in part except by a writing signed by all the parties. No waiver of any party's rights hereunder shall be effective or binding unless such waiver shall be in writing and signed by the party against whom such waiver is sought to be enforced.

Section 23. Prior Agreement. This Agreement shall supersede in its entirety a prior Employment Agreement in effect between the Company and Mr. Puthukarai which was signed effective April 14, 1997 which Agreement is null and void and of no further force or effect. Notwithstanding the foregoing, the Company acknowledges that it continues to owe Employee for certain accrued salary and bonus payments for the period commencing April 14, 1997 and ending December 8, 1997.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 8th day of December, 1997.

The Music Connection Corporation



By: /s/ Robert Bernardi
    ---------------------------------
    Robert Bernardi
    Chairman and CEO



Employee:



By: /s/ Raju Puthukarai
    ---------------------------------
    Raju Puthukarai

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